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                                                               EXHIBIT (a)(1)(F)




                              NOTICE OF WITHDRAWAL
                        OF ELECTION TO EXCHANGE ELIGIBLE
                                  STOCK OPTIONS
                                       OF
                              DELTA AIR LINES, INC.
                             (FOR SKYSHARES OPTIONS)

                                 ---------------

                          PURSUANT TO OFFER TO EXCHANGE
                               DATED MAY 28, 2003


The Right to Withdraw Options Tendered For Exchange Pursuant to the Offer To Exchange Will Expire at 7:00 p.m. ET on June 25, 2003 (or such later date to which Delta extends the Offer)




You May Call Merrill Lynch to Withdraw Elections of Option Exchanges Between 8:00 A.M. and 7:00 p.m. ET on Weekdays During the Exchange Period


   THIS FORM IS FOR USE BETWEEN 7:00 P.M. AND 8:00 A.M. AND ON WEEKENDS ONLY.


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                                                               EXHIBIT (a)(1)(F)


FOR SKYSHARES OPTIONS:

FAX THIS FORM ON WEEKENDS AND BETWEEN 7:00 P.M. AND 8:00 A.M. ET WEEKDAYS TO 1-303-264-5299.

Check box

[ ]       I hereby withdraw my prior election to exchange my options and receive replacement options under the terms of the Stock Option Exchange Program described in Delta's Offer to Exchange Certain Outstanding Stock Options for the New Stock Options, dated May 28, 2003. I previously received the Offer to Exchange. I have read and understand all the terms and conditions of the Offer.


         ---------------------------                 ---------------------------
         Signature                                   Print Name

         ---------------------------                 ---------------------------
         Email Address                               Employee ID Number

         ---------------------------
         Phone Number


You Should Retain the Confirmation of the Date and Time You Sent the Fax to Withdraw Your Election.

You Will Receive a Confirmation of the Withdrawal of Your Election by Regular Mail from Merrill Lynch.